UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 2, 2009

Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)

+972-4-909-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           On October 2, 2009, the Compensation Committee of the Board of Directors (the “Board”) of Mellanox Technologies, Ltd. (the “Company”), approved the restoration of the annual salaries paid to the following named executive officers of the Company (as identified in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2009) effective as of October 1, 2009.  The Compensation Committee of the Board had previously approved a reduction in their salaries effective as of February 13, 2009.

Name	Title	Restored Annual Salary
Michael Gray	Chief Financial Officer	$230,000
Michael Kagan*	Chief Technology Officer and Vice President of Architecture	$163,095
Marc Sultzbaugh	Vice President of World Wide Sales	$220,000
Shai Cohen*	Vice President of Operations and Engineering	$165,903
*The above salaries for Messrs. Kagan and Cohen are subject to adjustment upon translation from New Israeli Shekels to U.S. Dollars.

(b)           On October 2, 2009, the Board, following the approval of the Audit Committee of the Board and the recommendation of the Compensation Committee of the Board, approved the restoration of the annual salary paid to Eyal Waldman, the Company’s President and Chief Executive Officer, to $325,000, the level previously approved by the Company’s shareholders at the 2008 Annual General Meeting on May 19, 2008, effective as of October 1, 2009.  The Board had previously approved a reduction in Mr. Waldman’s salary effective as of February 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  October 2, 2009                                                                           MELLANOX TECHNOLOGIES, LTD.

By:           /s/ Michael Gray
Name:      Michael Gray
Title:        Chief Financial Officer